Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PANAMA INDUSTRIES, LTD.", CHANGING ITS NAME FROM "PANAMA INDUSTRIES, LTD." TO "XIOM CORP", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 2004, AT 12:37 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2865419 8100

040290790

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 3066840

DATE: 04-22-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:56 PM 04/21/2004
FILED 12:37 PM 04/21/2004
SRV 040290790 – 2865419 FILE

STATE of DELAWARE
CERTIFICATE of AMENDMENT of CERTIFICATE of INCORPORATION

- **First:** That at a meeting of the Board of Directors of PANAMA INDUSTRIES, LTD. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " First " so that, as amended, said Article shall be and read as follows:

  " The Name of the Company shall be: XIOM CORP "

- **Second:** That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
- **Third:** That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
- **Fourth:** That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY: ANDREW B MAZZONE
(Authorized Officer)

NAME: ANDREW B MAZZONE
(Type or Print)